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                                                                      Exhibit 11

                         Greater Bay Bancorp Form 10-Q
                Statements Re Computation of Earnings Per Share

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
                                                                  Three Months Ended September 30,   Nine Months Ended September 30,

(Dollars and shares in thousands, except per share amounts)           1998                    1997                 1998         1997

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
Basic Earnings Per Share:
Income available to common shareholders                            $ 4,394                 $ 3,822             $ 11,595      $ 9,822

Weighted average common shares outstanding                       9,525,000               9,220,000            9,448,000    9,181,000

                                                             --------------------------------------    -----------------------------


Basic earnings per share                                            $ 0.46                  $ 0.41               $ 1.23       $ 1.06

                                                             ======================================    =============================


Diluted Earnings Per Share:
Income available to common shareholders                            $ 4,394                 $ 3,822             $ 11,595      $ 9,822

Weighted average common shares outstanding                       9,525,000               9,220,000            9,448,000    9,181,000

Effect of dilutive securities                                      698,000                 723,000              756,000      609,000

                                                             --------------------------------------    -----------------------------


Weighted average common and common
  equivalent shares outstanding                                 10,223,000               9,943,000           10,204,000    9,790,000

                                                             --------------------------------------    -----------------------------


Diluted earnings per share                                          $ 0.43                  $ 0.36               $ 1.14       $ 1.00
                                                             ======================================    =============================

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